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                                                                Exhibit (j)(1)

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 17, 1998, on the October 31, 1998 financial statements of The FBR Funds, included in the previously filed Form N-SAR dated December 30, 1998, and to all references to our firm included in or made part of this Post-Effective Amendment No. 9 to the Registration Statement File No. 333-05675.


                                                      /s/ Arthur Andersen LLP

Vienna, VA
 September 8, 1999